Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2004

In connection with the Quarterly Report of IEH Corporation (the “Company”) on Form 10-Q for the quarter ending December 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Offerman, President and Chief Executive Office (Principal Executive Officer) and Robert Knoth, Chief Financial Officer (Principal Accounting Officer) of the Company, respectfully certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2004, that:

1.	The Report fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Offerman	/s/ Robert Knoth
David Offerman	Robert Knoth
President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Accounting Officer)

Dated: February 12, 2019

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to IEH Corporation and will be retained by IEH Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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